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                                                                    Exhibit 99.3

                       NINTH AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------

     THIS NINTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), made and entered into effective as of November 4, 1994, by and between FORSTMANN & COMPANY, INC., a Georgia corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as sole "Lender" under the "Loan Agreement" hereinafter referred to and as Agent for itself and the other "Lenders" who may hereafter become parties to the Loan Agreement (GE Capital, in such capacity, the "Agent").

                                   RECITALS:
                                   ---------

     A. Borrower and GE Capital, as a Lender and as Agent, entered into a certain Loan Agreement, dated as of October 30, 1992, as amended (the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement) whereby, subject to the terms and conditions set forth therein, GE Capital, as sole Lender thereunder, made certain financial accommodations available to Borrower; and

     B. Borrower and Ge Capital, as Lender and Agent, desire to enter into this Amendment in order to amend the Loan Agreement in certain respects as hereinafter set forth.

     In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

     1.  Amendments:  Effective upon execution of this Amendment:
         -----------

     (a) The Loan Agreement shall be deemed to be amended by deleting in its entirety the definition of "Dissenters' Rights Payments" which appears in
Section 1.1 thereof and substituting in lieu thereof the following revised definition of "Dissenters' Rights Payments":

         Dissenters' Rights Payments" means, collectively, the following
         ----------------------------
payments and stock issuances to be made by Borrower in settlement of Borrower's action pursuant to O.C.G.A. /S/ 14-2-13-1 et sec. captioned Forstmann &
                                          ------            -----------
Company, Inc. v. Resolution Trust Corporation, et al., Civil Action File No.
- ----------------------------------------------------
92-CV-1947-RHH, United States District Court for the Northern District of Georgia, Atlanta, Division: (a) the payment by Borrower of Cash in an amount not to exceed $500,000, and the issuance by Borrower of 30,000 shares of its common stock, in each case, to the Resolution Trust Corporation, as Receiver for Columbus Savings & Loan, a dissenting shareholder of Borrower and (b) the payment by Borrower of Cash in an amount not to exceed $500,000 in the aggregate to James E. Kjorlien, Gary M. Smith, Grace Brothers
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Ltd., The Henley Group and Randall D. Smith, Jeffrey A. Smith and Russell B.
Smith, as Trustees for Lake Trust, also dissenting shareholders of Borrower.

      (b) The Loan Agreement shall be deemed to be further amended by adding at the end of Section 6.20 thereof, the following sentence:

          Notwithstanding anything contained in this Section 6.20 or elsewhere in this Agreement to the contrary, Borrower's aggregate Capital Expenditures for its Fiscal Year ending October 29, 1995 shall not exceed $10,500,000.

      2.  Other Agreements.
          -----------------

      (a) Except as set forth expressly herein and above, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and Lenders, subject to Debtor Relief Laws. In furtherance of the foregoing, Borrower acknowledges that from and after the date hereof, it shall continue to be bound by all provisions of the Loan Agreement as amended hereby. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

      (b) Borrower hereby affirms that each of the representations and warranties of Borrower contained in the Loan Agreement or in any of the Loan Documents is correct in all material respects on and as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by the Loan Agreement or this Amendment). In addition, with respect to this Amendment, Borrower warrants and represents as follows; The execution, delivery and performance by Borrower of this Amendment and the other Loan Documents contemplated hereby (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Borrower's articles of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(v) will not require a consent or approval under, conflict with or result in the breach or termination of constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of the Agent pursuant to

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the Loan Documents; and (vii) do not require the authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency in order to authorize or permit such execution, delivery and performance under applicable Laws. This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms subject to Debtor Relief Laws.

          (c) Borrower hereby represents that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

          (d) Borrower agrees to pay on demand all reasonable costs and out-of-pocket expenses of GE Capital in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transaction contemplated hereby, including the fees and out-of-pocket expenses of King & Spalding, counsel to GE Capital.

          (e) To induce the Agent and Lenders to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower as against the Agent or Lenders with respect to the Obligations.

          (f) This Amendment shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and all applicable laws of the United States of America.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their respective officers thereunto duly authorized, as of the date first above written.

                                     FORSTMANN & COMPANY, INC.


                                     By:/s/ Rod J. Peckham
                                        -----------------------------
                                        Rod J. Peckham,
                                        Vice President and Treasurer


                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as Agent and initial
                                     Lender


                                     By:/s/ Rick Luck
                                        -----------------------------
                                        Rick Luck,
                                        Vice President, GE Capital
                                        Commercial Finance, Inc., being
                                        duly authorized